UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

INVENTURE FOODS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVENTURE FOODS, INC.

5415 East High Street, Suite 350

Phoenix, Arizona 85054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2012

Dear Stockholder:

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Inventure Foods, Inc., a Delaware corporation (the “Company”), will be held on May 16, 2012, at 8:30 a.m. local time, at the JW Marriott Phoenix Desert Ridge Resort & Spa, 5350 East Marriott Drive, Phoenix, Arizona, 85054, for the following purposes:

(1)                                 To elect the Directors of the Company to serve until the 2013 Annual Meeting of Stockholders;

(2)                                 To ratify the selection of Moss Adams LLP as independent public accountants for fiscal year 2012; and

(3)                                 To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed March 26, 2012 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.  Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed for the Annual Meeting.

Your copy of the 2011 Annual Report of the Company is enclosed.

This notice, the attached Proxy Statement and Proxy, and the Company’s 2011 Annual Report are available on the Company’s website at www.inventurefoods.com by choosing “Investor Relations” and then the “SEC Filings” link.

By Order of the Board of Directors

Terry McDaniel
Chief Executive Officer

Phoenix, Arizona
April 13, 2012

IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING.  YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND SHOULD REQUEST SUCH RETURN OR IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGES OF THE ENCLOSED PROXY STATEMENT.  PROMPT RESPONSE BY OUR STOCKHOLDERS WILL REDUCE THE TIME AND EXPENSE OF SOLICITATION.

INVENTURE FOODS, INC.

5415 East High Street. Suite 350

Phoenix, Arizona 85054

PROXY STATEMENT FOR ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON MAY 16, 2012

Solicitation of Proxies; Accompanying Documentation

We are delivering these proxy materials to solicit proxies on behalf of the Board of Directors of Inventure Foods, Inc. (which we refer to as the “Company,” “we,” or “us”), for the 2012 Annual Meeting of Stockholders (the “Annual Meeting”), including any adjournment or postponement thereof.  The Annual Meeting will be held on May 16, 2012, at 8:30 a.m. local time, at the JW Marriott Phoenix Desert Ridge Resort & Spa, 5350 East Marriott Drive, Phoenix, Arizona, 85054.  Starting on or about April 13, 2012, we are mailing this proxy statement to stockholders entitled to vote at the Annual Meeting, together with a form of proxy and voting instruction card (“proxy card”) and the Company’s Annual Report for the year ended December 31, 2011 (which includes a copy of the Company’s Form 10-K for such period, including audited financial statements, filed with the Securities and Exchange Commission (the “SEC”)).

Costs of Solicitation

All expenses of the Company in connection with this solicitation will be borne by the Company.  In addition to the solicitation of proxies by use of the mail, officers, Directors and employees of the Company may solicit the return of proxies by personal interview, mail, telephone and/or facsimile.  Such persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses.  The Company will also request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company’s transfer agent, American Stock Transfer & Trust Co., for their reasonable out-of-pocket expenses in forwarding such material.

Stockholders Entitled to Vote at the Annual Meeting

If you were a registered stockholder at the close of business on the record date, March 26, 2012 (the “Record Date”), you are entitled to receive this notice and to vote at the Annual Meeting.  There were 18,305,158 shares of common stock outstanding on the Record Date.  You will have one vote on each matter properly brought before the Annual Meeting for each share of Company common stock you own.

How to Vote Your Shares

Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy.  Even if you plan to attend the Annual Meeting, we urge you to vote in advance.  If you own your shares in record name, you may cast your vote by simply marking, dating and signing your proxy card, and then returning it to the Company’s transfer agent, American Stock Transfer & Trust Co., in the postage-paid envelope provided.

Stockholders who hold their shares beneficially in a street name through a nominee (such as a bank or broker) may be able to vote by either the telephone or the Internet, as well as by mail.  You should follow the instructions you receive from your nominee to vote these shares.

How to Revoke Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•                  delivering written notice of revocation to: Secretary, Inventure Foods, Inc., 5415 East High Street Suite 350, Phoenix, Arizona, 85054 at any time before the proxy is voted;

•                  executing and delivering a later-dated proxy; or

•                  attending the Annual Meeting and voting by ballot.

No notice of revocation or later-dated proxy will be effective, however, until received by the Company at or prior to the Annual Meeting.  Such revocation will not affect a vote on any matter taken prior to the receipt of such revocation.  Your attendance at the Annual Meeting will not by itself revoke your proxy.

Voting at the Annual Meeting

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to vote in person at the Annual Meeting.  If you hold your shares in a street name, you must obtain a proxy executed in your favor from your nominee (such as a bank or broker) to be able to vote at the Annual Meeting.

Your shares will be voted at the Annual Meeting as directed by the voting instructions on your proxy card if: (1) you are entitled to vote, (2) your proxy was properly executed, (3) we received your proxy prior to the Annual Meeting, and (4) you did not revoke your proxy prior to the Annual Meeting.

The Board’s Recommendations

If you send a properly executed proxy without specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors:

•                  FOR the election of the nominated slate of Directors (see page 3).

•                  FOR the ratification of the selection of Moss Adams LLP as independent public accountants for fiscal year 2012 (see page 17).

If any other matters properly come before the Annual Meeting, the shares represented by all properly executed proxies will be voted in accordance with the judgment of the persons named on such proxies.

Votes Required to Approve Each Item

The presence at the Annual Meeting (in person or by proxy) of the holders of at least a majority of the shares is necessary to have a quorum allowing us to conduct business at the Annual Meeting. Assuming the presence of a quorum, the following votes are required to approve each item of business at the Annual Meeting:

•                  Election of Directors: A plurality of votes cast by holders of shares entitled to vote is required to approve the election of the Directors. Under plurality voting, the seven (7) nominees for Director who receive the greatest number of favorable votes are elected.

•                  Other Items: A majority of the shares present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve the other proposals and any other items of business that properly come before the Annual Meeting.

Broker “non-votes” occur when a nominee (such as a bank or broker) returns a proxy, but does not have the authority to vote on a particular proposal because it has not received voting instructions from the beneficial owner.  Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting, but broker non-votes are not counted for purposes of determining the number of shares entitled to vote with respect to any proposal for which the broker lacks discretionary authority.  Accordingly, broker non-votes will have no effect on the outcome of the vote for the election of Directors or any other proposed matter.  Stockholders of record who are present in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meetings, are considered stockholders who are present and entitled to vote on the proposals.  Accordingly, a properly executed proxy marked “ABSTAIN” with respect to any matter will not be voted, will have no effect on the outcome of the election of Directors, and will have the same effect as a vote “AGAINST” any other proposed matter.

Annual Meeting Admission

You may attend the Annual Meeting if you are a registered stockholder, a proxy for a registered stockholder, or a beneficial owner of Company common stock with evidence of ownership.

* * * * *

PROPOSAL 1 — ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

The Bylaws of the Company, as amended, provide that the number of Directors constituting the Board of Directors shall be determined by resolution of the Board of Directors at any meeting or by the stockholders at the Annual Meeting. The Board of Directors of the Company has set the number of Directors comprising the Board of Directors at seven (7).

The Board of Directors has nominated seven (7) persons for election as Directors of the Company at the Annual Meeting, each to serve until the 2013 Annual Meeting of Stockholders of the Company or until his successor shall have been duly elected and qualified.  All of the nominees are incumbent Directors standing for reelection.  All of the nominees have been unanimously approved by the independent Directors.  Each nominee has consented to be named in this Proxy Statement and to serve if elected.  If, prior to the meeting, any nominee should become unavailable to serve for any reason, the shares represented by all properly executed proxies will be voted for such alternate individual as shall be designated by the Board of Directors, unless the Board of Directors shall determine to reduce the number of Directors pursuant to the Bylaws of the Company.

Assuming the presence of a quorum, a plurality of votes cast by holders of shares entitled to vote is required for the election of Directors.  Shares will be voted for the nominees in accordance with the specifications marked on the proxies applicable thereto, and if no specification is made, will be voted “FOR” the election of all the nominees.

The table below sets forth the names and ages of the nominees for Director and, where applicable, the year each first became a Director of the Company.

		Year First Became a
Name	Age	Director of the Company
Itzhak Reichman	55	2007
Larry Polhill	60	2004
Ashton D. Asensio	67	2006
Mark S. Howells	58	1995
Bryce Edmonson	57	2006
Ronald C. Kesselman	69	2008
Terry McDaniel	55	2008

The following information relates to each person nominated to be a Director, which collectively constitute all of the Company’s Directors whose terms will continue after the Annual Meeting.  Where applicable, the information includes any publicly traded company directorships and certain other directorships held by each Director during the past five years.

Itzhak Reichman.  Mr. Reichman has served as a Director of the Company since October 2007, and was appointed Chairman of the Board in May 2010.  Mr. Reichman is the retired Chairman and CEO of Desert Glory, North America’s leading grower of flavorful tomatoes with greenhouse operations in Mexico and distribution operations throughout the United States.  He held this position from April 2004 through November 2008.  Prior to that role, Mr. Reichman worked with the Borden organization while it was owned by Kohlberg, Kravis and Roberts, fulfilling various strategic and merger and acquisition leadership positions at the holding company, as well as operating roles at Borden Foods. He also served as a member of the Board of Directors of Wise Foods, Inc., and currently serves on the Board of Directors and Compensation Committee of Apple & Eve, LLC, a private, New York based beverage company.  Mr. Reichman received a bachelor’s degree in civil engineering from the Israeli Institute of Technology and a master’s degree in business management from M.I.T.

The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Reichman should serve as a Director in light of our business and structure were his advanced business education and his extensive leadership and operations experience as an officer and director of large companies in the consumer products, retail and food industries.  Mr. Reichman founded Elite Foods (an affiliate of Frito Lay in Israel), consulted to multiple companies as part of his work with McKinsey and Co., and led Desert Glory while growing the company in both revenues and profits.

Larry R. Polhill.  Mr. Polhill has served as a Director of the Company since July 2004, as a member of the Compensation Committee since May 2010, and as Chairman of the Board from February 2006 to May 2010.  Since 1997, Mr. Polhill has been a Manager of Capital Foods, LLC, a private investment company that beneficially owns 22.6% of the Company’s common stock.  Since 1978, Mr. Polhill has served as Chairman of American Pacific Financial Corp., a Grand Terrace, California-based real estate and asset management firm (APFC).  APFC has a direct ownership interest in Capital Foods, which is controlled by Mr. Polhill.  APFC filed for protection under Chapter 11 of the Bankruptcy Code in the Southern District of Nevada on September 21, 2010, and this case was converted to Chapter 7 by the Bankruptcy Court on February 9, 2012.  From 2006 to 2012, Mr. Polhill has served as Chairman of AmPac Tri State CDC Inc., a not-for-profit corporation which is an SBA 504 lender.  From August 2005 to February 2008, Mr. Polhill served as a Director of Realty Information Services Inc., a franchising organization (RIS).  On March 28, 2008, an involuntary action was filed against RIS under Chapter 7 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Nevada.  RIS disputed the petition but subsequently consented to relief under Chapter 11 of the Bankruptcy Code on July 15, 2008.  APFC and its affiliates prevailed as the successful credit bidder for the RIS assets in a sale pursuant to an order of the Bankruptcy Court on December 30, 2008.  Since October of 2004, Mr. Polhill has served as director and vice president of Café Valley, Inc., an Arizona corporation that produces high quality bakery products for the food service industry and the retail market place.

The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Polhill should serve as a director in light of our business and structure were his more than 30 years’ business experience as an officer, director and financier of a wide diversity of businesses, including companies in the consumer products, retail, real estate and food industries, and his extensive background in corporate and real estate finance as well as mergers and acquisitions.

Ashton D. Asensio.  Mr. Asensio has served as a Director of the Company since February 2006 and was appointed Chairman of the Audit Committee in July 2006.  Since January 2009, Mr. Asensio has served as Chief Financial Officer of Security Alarm Financing Enterprises, L.P., a California security alarm account aggregator.  From 2003 to January 2009, Mr. Asensio was a financial and operations consultant and, from March 2005 to January 2009, Mr. Asensio provided consulting services to American Pacific Financial Corp., a Grand Terrace, California-based asset management firm (APFC) and various entities in which APFC had an ownership interest, including Capital Foods, LLC, a stockholder of the Company, and Realty Information Systems, Inc., a franchising organization (RIS).  From August 2005 to February 2006, Mr. Asensio served as Chief Financial Officer of RIS.  On March 28, 2008, an involuntary action was filed against RIS under Chapter 7 of the Bankruptcy Code, 11 U.S.C. Section 101, et.seq. in the United States Bankruptcy Court for the District of Nevada.  RIS disputed the petition but subsequently consented to relief under Chapter 11 of the Bankruptcy Code on July 15, 2008.  APFC and its affiliates prevailed as the successful credit bidder for the RIS assets in a sale pursuant to an order of the Bankruptcy Court on December 30, 2008.  From March 1, 2008 through December 31, 2008, Mr. Asensio provided services to RIS as a consulting chief financial officer under a consulting arrangement with RIS.  From 1972 to 1979, Mr. Asensio was an audit manager for Peat Marwick Mitchell.  Mr. Asensio received his Bachelor of Science degree in accounting from Florida Atlantic University and received his Master of Accounting degree from Florida State University.

The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Asensio should serve as a director in light of our business and structure were his advanced accounting education and extensive experience as a former CPA and audit manager with a major independent auditing firm, and recent engagements as CFO or financial consultant for private companies.

Mark S. Howells.  Mr. Howells has served as a Director of the Company since March 1995 and as a member of the Audit Committee since May 2010.  Mr. Howells served as Chairman of the Compensation Committee from 2003 to October 2008, and as Chairman of the Board from 1995 to 2004.  Since 2000, Mr. Howells has devoted a majority of his time to serving as the President and Chairman of M.S. Howells & Co., a registered securities broker-dealer.  From 1987 to May 2000, Mr. Howells served as the President and Chairman of Arizona Securities Group, Inc., a registered securities broker-dealer.  For the period from March 1995 to August 1995, Mr. Howells also served as President and Chief Executive Officer of the Company.

The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Howells should serve as a director in light of our business and structure was his extensive experience in the securities industry, including finance, public and private equity, merger and acquisition, capital structure and strategic planning.

Macon Bryce Edmonson.  Mr. Edmonson has served as a Director of the Company since July 2006 and as Chairman of the Compensation Committee since October 2008.  Mr. Edmonson has served as a Senior Vice President in charge of the North American business of Del Monte Fresh Produce Company from 1995 to 2005 and, since mid-2005, has been a consultant for the food industry helping companies realign their strategies and position themselves for growth in the North American market.  On January 26, 2012, Arroyo Farming Partners LLC, an entity in which an affiliate of Mr. Edmonson is a 25% partner, voluntarily filed under Chapter 7 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Arizona.  Mr. Edmonson received Bachelor and Master of Science degrees in Entomology from the University of Florida, and an MBA in marketing from the University of Miami.

The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Edmonson should serve as a Director in light of our business and structure were his advanced business education and extensive experience as a former officer of a major consumer food product company, and ongoing consultant work in the food industry.

Ronald C. Kesselman.  Mr. Kesselman has served as a Director of the Company since July 2008 and as a member of the Compensation Committee since May 2010.  Mr. Kesselman has a 40-year career in senior executive and management positions with consumer products and food processing companies, including past service as a Chairman and Chief Executive Officer of Elmer Products, Inc. from March 1995 to October 2003, past service as a member of the Board of Directors of American Italian Pasta Company (AIPC), a publicly traded pasta manufacturing and marketing company, from July 2007 until AIPC was sold to Ralcorp Holdings, Inc. in July 2010, and past service as a board member and strategic advisor to Homax Products, Inc., a privately held company and supplier of home improvement products from April 2009 to December 2010.  Mr. Kesselman currently serves on the

Board of Directors of Imperial Sugar Company, a publicly traded sugar manufacturing and marketing company since October 2008, and serves on the Board of Directors of NewPage Corporation, a private equity portfolio company that manufactures and distributes paper products since May 2009.  Mr. Kesselman received a bachelor’s degree in economics from the University of Wisconsin and an MBA from the Kellogg School at Northwestern University.

The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Kesselman should serve as a Director in light of our business and structure were his advanced business education and his extensive leadership and operations experience as an officer and director of public and private companies in consumer products and the food industry.

Terry McDaniel.  Mr. McDaniel has served as a Director and Chief Executive Officer of the Company since May 2008 and as Chief Operating Officer from April 2006 to April 2008.  Since May 2008, Mr. McDaniel has served on the Board of Directors of Foster Farms Dairy, the largest privately owned dairy in California, and currently serves as lead director.  From September 2003 to April 2006, Mr. McDaniel was President and a Director of MSLI Worksite Benefits, a company that marketed voluntary benefits through the worksite to Fortune 1000 companies.  From 1998 to 2003, Mr. McDaniel served as President, Chief Executive Officer and a Director of Wise Foods, Inc.  Prior to 1998, Mr. McDaniel served as Vice President of Sales and Marketing for Wise Foods, Inc., and as Vice President of Sales and Distribution for Haagen-Dazs Company, Inc.  Prior to these positions, he held sales leadership positions for companies such as the Nestle Corporation, Tropicana Products, Inc. and Unilever.  Mr. McDaniel served as Chairman of the Snack Food Association from March 2009 to March 2010, and has served on its executive committee until March 2012.  He has served on the Chairman’s Advisory Committee of the Grocery Manufacturers Association, most recently since 2006, and as director of Bruce Foods since 2001.  Mr. McDaniel received a bachelor’s degree in business and an MBA from Columbus State University.

The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. McDaniel should serve as a Director in light of our business and structure were his status as the only member of the Company’s senior management who serves on the Board of Directors, his advanced business education and his extensive leadership and operations experience as an officer and director of large companies in the consumer products, retail and food industries.

* * * * *

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” ALL NOMINEES FOR DIRECTOR.

* * * * *

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director, (iii) each executive officer listed in the Summary Compensation Table set forth in “Executive Compensation” below, and (iv) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percent of Shares of Common Stock Beneficially Owned(2)
Larry Polhill 22365 Barton Road, Suite 210, Grand Terrace, CA 92373	4,229,270	(3)(4)	23.1
Ashton D. Asensio 1019 Northoak Drive, Walnut Creek, CA 94598	49,250	(3)	0.3
Mark S. Howells 20555 N. Pima Road, Suite #100, Scottsdale, AZ 85255	473,540	(3)(5)	2.6
Macon Bryce Edmonson 1254 Andalusia Avenue, Coral Gables, FL 33134	48,447	(3)	0.3
Itzhak Reichman 331 Box Oak, San Antonio, TX 78230	72,750	(3)	0.4
Ronald C. Kesselman 19 Keswick Drive, New Albany, OH 43054	39,250	(3)	0.2
Terry McDaniel 8638 E. Villa Drive, Scottsdale, AZ 85262	614,846	(3)	3.4
Steve Weinberger 10451 N. 109th Way, Scottsdale, AZ 85259	342,967	(3)	1.9
Richard Suchenski 3566 Burch Avenue, Cincinnati, OH 45208	58,000	(3)	0.3
Capital Foods, LLC 7380 S. Eastern Ave., Suite 150, Las Vegas, NV 89123	4,133,695	(4)	22.6
Heartland Advisors, Inc. 789 N. Water Street, Milwaukee, WI 53202	1,875,300	(6)	10.2
William J. Nasgovitz 789 N. Water Street, Milwaukee, WI 53202	1,875,300	(6)	10.2
First Wilshire Securities Management, Inc. 1224 East Green Street, Suite 200, Pasadena, CA 91106	1,077,721	(7)	5.9
All officers and directors above as a group (9 persons)	5,928,320	(8)	32.4

(1)                                 Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.

(2)                                 Shares that an individual or group has a right to acquire within 60 days of the Record Date pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person shown in the table.  On the Record Date, the date as of which these percentages are calculated, there were 18,305,158 shares of Common Stock issued and outstanding pursuant to Rule 13d-3(d)(1) of the Exchange Act of 1934, as amended.

(3)                                 Includes shares issuable to the indicated person upon exercise of stock options that are exercisable within 60 days of the Record Date as follows: Mr. Polhill — 35,000; Mr. Asensio — 35,000; Mr. Howells — 10,000; Mr. Edmonson — 35,000; Mr. Reichman — 45,000; Mr. Kesselman — 30,000; Mr. McDaniel — 238,800; Mr. Weinberger 206,400;  and Mr. Suchenski — 3,000.  Excludes shares issuable to the indicated person upon the exercise of stock options that are not exercisable within 60 days of the Record Date as follows: Mr. Polhill — 0; Mr. Asensio — 0; Mr. Howells — 0; Mr. Edmonson — 0; Mr. Reichman — 0; Mr. Kesselman — 0; Mr. McDaniel — 39,200; Mr. Weinberger — 37,600; and Mr. Suchenski — 12,000.

(4)                                 According to Form 4 filed by the holder with the SEC on November 18, 2011, disclosing direct beneficial ownership of 4,250 shares, and Form 4 filed by the holder with the SEC on May 20, 2011, disclosing indirect beneficial ownership of 56,325 shares by IRA, and indirect ownership of 4,133,695 shares by Capital Foods, LLC.  Mr. Polhill has pledged 4,130,000 of the shares he beneficially owns.

(5)                                According to Form 4 filed by holder with the SEC on December 12, 2011, disclosing direct beneficial ownership of 463,540 shares.  Mr. Howells has pledged 439,373 of the shares he beneficially owns.

(6)                                 According to Schedule 13G filed by the holder with the SEC on February 10, 2012, disclosing shared voting power with respect to 1,875,300 shares and shared dispositive power with respect to 1,875,300 shares.  The shares beneficially owned by Mr. Nasgovitz are included in the shares beneficially owned by, and disclosed in the above table with respect to, Heartland Advisors, Inc.

(7)                                 According to Schedule 13G filed by the holder with the SEC on February 15, 2012, disclosing sole voting power with respect to 317,826 shares and sole dispositive power with respect to 1,077,721 shares.

(8)                                 Includes 638,200 shares issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.  Excludes 88,800 shares issuable upon the exercise of stock options that have not yet vested and are not exercisable within 60 days of the Record Date.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors conducts its business through meetings of the Board of Directors and through its standing committees. The Board of Directors has determined that Itzhak Reichman, Larry Polhill, Ashton D. Asensio, Mark S. Howells, Macon Bryce Edmonson, and Ronald C. Kesselman are independent, within the meaning of currently applicable rules of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and the applicable listing standards of The Nasdaq Global Market.  In connection with its determination that Larry Polhill was independent, the Board of Directors determined that Mr. Polhill’s beneficial ownership of more than 20% of the Company’s outstanding stock should not preclude a finding of general independence and compensation committee independence because (a) in discussions with the Board, he confirmed that he has no intent to effect a change of control or any other material change in Inventure’s business, structure or governing documents, or any other extraordinary event described in Item 4 of Schedule 13D, (b) his status as a large beneficial owner aligns him with the interests of the Company’s stockholders generally with regard to focus on executive compensation, and (c) he has no direct or indirect commercial, industrial, consulting, legal, accounting, charitable, family or other material business, professional or personal relationship with the Company other than as a director.

During the fiscal year ended December 31, 2011, the Board of Directors met 13 times, and the Board took action on 2 other occasions by unanimous written consent.  During such period, there were 4 meetings of the Audit Committee and 2 meetings of the Compensation Committee, and the Compensation Committee took action on 1 other occasion by unanimous written consent.  During the fiscal year ended December 31, 2011, each Director attended at least 75% of the Board of Directors meetings and meetings of any committees on which he served.  It is the Company’s policy to encourage the Directors standing for election at the Annual Meeting to attend the Annual Meeting.  All Directors standing for election at the 2012 Annual Stockholders’ Meeting attended the 2011 Annual Stockholders’ Meeting.

Non-management Directors generally meet in executive session at each regularly scheduled Board meeting without any members of management being present. In lieu of a regularly presiding Director, these sessions are presided over by the Chairman of the Board. It is contemplated that at least twice each year, in conjunction with regularly scheduled Board meetings, the Board will hold an executive session at which only those Directors who are “independent” within the meaning of currently applicable rules of the Exchange Act and the applicable listing standards of The Nasdaq Global Market are present.

As of the date of this Proxy Statement, two committees have been established, an Audit Committee and a Compensation Committee.  The Board of Directors does not currently utilize a formal Nominating Committee or committee performing similar functions and therefore does not have a Nominating Committee charter. Instead, a majority of independent Directors identifies and recommends persons to be nominees for positions on the Board of Directors at each Annual Stockholders’ Meeting and to fill vacancies on the Board between annual meetings.  Board candidates, including Directors up for reelection, are considered based upon various criteria, such as broad-based business and professional skills and experiences, understanding of the Company’s business and markets, concern for long-term interests of the stockholders, personal integrity, freedom from conflicts of interest, sound business judgment, and time available to devote to board activities.  The Board of Directors has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Board may identify certain skills or attributes as being particularly desirable to help meet specific Board needs that have arisen.  While the Board of Directors does not have a formal diversity policy for Board Membership, the Board seeks Directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions.  In identifying potential candidates, the independent Directors may rely on suggestions and recommendations from the Board, management and others, and may also retain search firms for assistance.  Current Directors whose terms are expiring and their past performance on the Board and its committees will be considered first using the criteria set forth above.  The Board of Directors believes that this process is as effective in nominating qualified Director candidates as a more formal process instituted by a separate committee under a separate charter would be.  Because it also believes that its independent Directors are in the best position to locate qualified candidates, the Board of Directors does not currently have a policy with regard to the consideration of any Director candidates recommended by stockholders.

Board Leadership Structure

For several years we have split the roles of Chairman of the Board and Chief Executive Officer so that our Chairman is better positioned to provide strong leadership that is separate and distinct from senior management.  In December 2009, Itzhak Reichman assumed the role of independent lead director to help organize the Board’s evaluation of our senior management, provide ongoing feedback to senior management from the board’s executive sessions, mentor and challenge senior management, and assist senior management with Board communications and meeting agenda.  Mr. Reichman was elected Chairman of the Board in May 2010 and, in addition to the traditional role of Chairman, he continues to function as lead director.  The scope of this dual Chairman/lead director role includes the following:

•                  Board Meetings.  Preparation, facilitation, and debrief with senior management;

•                  Feedback to CEO.  Annual objectives and review, skills development and board feedback;

•                  Strategic Support.  Participate with senior management in strategic discussions and provide perspectives;

•                  M&A Support.  Review and assist management in screening potential targets;

•                  Management Support.  Interviews of key management candidates, attendance in key analyst reviews, periodic calls with CEO; and

•                  Board Support.  Facilitate functionality of committees, solicit strategic perspectives and specific feedback.

Ashton D. Asensio has served as Chairman of our Audit Committee since 2006, and Macon Bryce Edmonson has served as Chairman of our Compensation Committee since 2008, and provide strong independent leadership in these functions.  It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company, but the Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the

Company, and our Audit Committee and Compensation Committee help facilitate this oversight function.  The full Board considers strategic risks and opportunities and regularly reviews enterprise-wide risk management, including food safety, internal controls, compliance and ethics, insurance and operations.  Our Audit Committee regularly reviews risks related to internal controls over financial reporting, and our Compensation Committee regularly reviews risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements for executive officers. The full Board regularly receives detailed reports from the Committees regarding risk oversight in their areas of responsibility.

Audit Committee

The Audit Committee has the responsibility to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements, the qualification and independence of the Company’s independent auditors, and the performance of the independent auditors.  Management has primary responsibility for the Company’s financial statements, reporting process and internal controls, and the Company’s independent auditors are responsible for auditing the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion as to whether the Company’s financial statements are, in all material respects, presented fairly in conformity with such principles.  The Committee oversees the Company’s financial reporting process, hires and sets the compensation of the Company’s independent auditors, pre-approves all audit and non-audit engagements of the Company’s independent auditors and related party transactions, reviews reports from the Company’s independent auditors and the Company’s financial statements, monitors and informs the Board of the Company’s accounting policies and internal controls, reviews the scope of the audit, and monitors the quality and objectivity of the Company’s financial statements and the independence of the Company’s independent auditors.  In addition, pursuant to its Charter, the Committee performs an annual evaluation of the adequacy of the Audit Committee’s Charter.  A copy of the Audit Committee Charter is available on our website, www.inventurefoods.com, by choosing the “Investor Relations” and then “Governance Documents” links.  The Audit Committee is currently comprised of three members of the Board of Directors, Messrs. Asensio, Edmonson and Howells. The Chairman of the Audit Committee is Mr. Asensio. The Audit Committee was established on October 22, 1996.  The report of the Audit Committee with respect to the 2011 fiscal year is set forth under the heading “Report of the Audit Committee” below.

Compensation Committee

The Company’s Compensation Committee is currently comprised of three members of the Board of Directors, Messrs. Edmonson, Kesselman, and Polhill.  The Chairman of the Compensation Committee is Mr. Edmonson.  The Board has determined that each of the Committee members is an outside Director within the meaning of the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended, a non-employee Director under Rule 16b-3 under the Exchange Act, and “independent” within the meaning of currently applicable rules of the Exchange Act and the applicable listing standards of The Nasdaq Global Market.  The Compensation Committee evaluates the performance and reviews and approves the compensation of executive officers, including the Chief Executive Officer, of the Company.  The Compensation Committee was established on June 12, 1997.  A copy of the Compensation Committee Charter is available on our website, www.inventurefoods.com, by choosing the “Investor Relations” and then “Governance Documents” links.

The Compensation Committee also reviews, approves and recommends to the Board of Directors for approval the compensation of the members of the Board of Directors.  In approving director compensation, the Compensation Committee considers the anticipated number of meetings of the Board of Directors and its Committees and data regarding director compensation for similar size companies in similar industries. In fiscal 2011, the Compensation Committee engaged Meridian Compensation Partners, LLC to review the Company’s executive compensation programs and policies, compare the Company’s compensation arrangements with typical practices of other small public companies and general industry benchmarks, and evaluate and provide professional guidance with respect to the Company’s current compensation compared to these benchmarks.

Stockholder Communications with Directors

Stockholders who wish to communicate with the Board of Directors, the non-management Directors or an individual Director may do so by sending a letter to the Secretary of the Company at 5415 East High Street, Suite 350, Phoenix, Arizona, 85054. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.”  The Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company, relate to routine or insignificant matters that do not warrant the attention of the Board of Directors, are frivolous or offensive, or are otherwise inappropriate.  All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all or individual members of the Board.  The Secretary will make copies of all such letters and circulate them to the appropriate Director or Directors.

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee consists of three directors, each of whom the Board of Directors has determined to be “independent” within the meaning of currently applicable rules of the Exchange Act and the applicable listing standards of The Nasdaq Global Market for audit committee members, and to comply with the financial knowledge requirements of the applicable listing standards of The Nasdaq Global Market.  In addition, the Board of Directors has determined that Ashton D. Asensio is an Audit Committee “financial expert” within the meaning of currently applicable rules of the Exchange Act and complies with the professional experience requirements of the applicable listing standards of the Nasdaq Global Market.  The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at www.inventurefoods.com by choosing the “Investor Relations” and then the “Governance Documents” links.

The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the integrated audits of its financial statements, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002.  Management has primary responsibility for the Company’s financial statements and the financial reporting processes, including its systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the financial reporting and controls. The Audit Committee discussed with the independent public accountants, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality and the acceptability of the Company’s financial reporting and controls and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Accounting Oversight Board in Rule 3200T.  In addition, the Audit Committee has received the written disclosures and letter from the independent public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent public accountants the independent public accountants’ independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors,

Ashton D. Asensio

Mark S. Howells

Macon Bryce Edmonson

DIRECTOR COMPENSATION

Only non-employee Directors are compensated for their services as Directors.  The Company’s 2011 compensation package for non-employee Directors was comprised of cash (annual retainers and committee meeting fees), stock option grants, and restricted share grants. The annual pay package is designed to attract and retain highly-qualified, independent professionals to represent our stockholders and positioned to approximate the median of our peer group.

2011 compensation for non-employee Directors consisted of the following:

•                  Annual Retainers.  Each independent Director is paid an annual retainer of $25,000.  Our Chairman/lead director receives an additional annual retainer of $30,000 for his service as Chairman, plus an additional annual retainer of $20,000 for his service as lead director, plus personal company-covered health insurance at an approximate cost of $5,000/year.  The Chairman of the Audit Committee receives an additional annual retainer of $15,000, and the other members of the Audit Committee each receive an additional annual retainer of $10,000.  The Chairman of the Compensation Committee receives an additional annual retainer of $5,000, and the other members of the Compensation Committee each receive an additional annual retainer of $2,500.  The annual cash retainers are paid in quarterly installments.

•                  Meeting Fees.  There are no individual meeting fees.  If a Director does not attend (in person or by telephone) a regular quarterly meeting, the Director forfeits $3,125 of the Director’s annual retainer for that meeting.

•                  Stock Options.  Each year after each Annual Meeting of Stockholders, each independent Director receives an option to purchase shares of Common Stock at an exercise price per share equal to the closing price at the end of the day of the Annual Meeting of Stockholders, which options vest on the date of the next Annual Meeting of Stockholders and expire ten years after the date of grant.  In May 2011, the Company granted options to purchase 5,000 shares of Common Stock to each independent Director elected at the 2011 Annual Meeting of Stockholders, at an exercise price of $4.16 per share.  In May 2011, our Chairman/lead director received an additional option grant to purchase 5,000 shares of Common Stock for his service as Chairman and lead director.

•                  Restricted Stock.  Each year after each Annual Meeting of Stockholders, each independent Director receives a grant of restricted Common Stock, which grants vest on the date of the next Annual Meeting of Stockholders.  In May 2011, the Company granted 4,250 shares of restricted Common Stock to each independent Director elected at the 2011 Annual Meeting of Stockholders.  In May 2011, our Chairman/lead director received an additional grant of 8,500 shares of restricted Common Stock for his service as Chairman and lead director.

•                  Business Expenses.  Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and for other expenses incurred in their capacity as Directors.

•                  Director and Officer Liability Insurance.  Director and officer liability insurance individually insures our Directors and officers against certain losses that they are legally required to pay as a result of their actions while performing duties on our behalf.  Our D&O insurance policy does not break out the premium for Directors versus officers and, therefore, a dollar amount cannot be assigned for individual Directors.

The following table sets forth the compensation paid to each non-employee Director for the 2011 fiscal year.

NON-EMPLOYEE DIRECTORS’ COMPENSATION TABLE

Name	Fees Earned or Paid in Cash(1)	Stock Awards ($)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)	Total
Larry Polhill	$27,500	$10,534	$4,370	—	—	—	$42,404
Ashton D. Asensio	$40,000	$10,534	$4,370	—	—	—	$54,904
Mark S. Howells	$35,000	$10,534	$4,370	—	—	—	$49,904
M. Bryce Edmonson	$40,000	$10,534	$4,370	—	—	—	$54,904
Itzhak Reichman	$71,200	$31,603	$8,739	—	—	—	$111,542
Ronald Kesselman	$27,500	$10,534	$4,370	—	—	—	$42,404

(1)                                 The aggregate dollar amount of all fees earned or paid in cash for services as a Director.

(2)           Represents the value of options granted during the year to purchase shares of common stock.  Generally, options have a ten year term and become exercisable at the date of the next Annual Meeting of Stockholders held in May of every year.  The value noted here reflects the compensation expense recognized by the Company during fiscal year 2011 under FASB ASC Topic 718.  Refer to Note 1 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, for a discussion of the relevant assumptions used in calculating the recognized compensation expense and grant-date fair value pursuant to FASB ASC Topic 718.  The recognized compensation expense and grant-date fair value of the stock option awards for financial reporting purposes will likely vary from the actual amount ultimately realized by the Director based on a number of factors.  These factors include stock price fluctuations, differences from the valuation assumptions used and the timing of exercise.  The aggregate number of option awards outstanding for each independent Director at the end of fiscal year 2011 is set forth in the following table:

Name	Aggregate Number of Option Awards Outstanding (#)
Itzhak Reichman	45,000
Ashton D. Asensio	35,000
Mark S. Howells	10,000
Bryce Edmonson	35,000
Larry Polhill	35,000
Ronald C. Kesselman	30,000

(3)           Represents the value of restricted share awards granted during the year.  Generally, restricted shares issued to non-employee Directors have a one year time vest restriction.  The value noted here reflects the compensation expense recognized by the Company during fiscal year 2011.  Refer to Note 1 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, for a discussion of the relevant assumptions used in calculating the recognized compensation expense.  The recognized compensation expense for financial reporting purposes will likely vary from the actual amount ultimately realized by the Director based on a number of factors, including stock price fluctuations.  The aggregate number of stock awards outstanding for each independent Director at the end of fiscal year 2011 is set forth in the following table:

Name	Aggregate Number of Stock Awards Outstanding (#)
Itzhak Reichman	12,750
Ashton D. Asensio	4,250
Mark S. Howells	4,250
Bryce Edmonson	4,250
Larry Polhill	4,250
Ronald C. Kesselman	4,250

EXECUTIVE OFFICER COMPENSATION

The Compensation Committee of the Board of Directors reviews and recommends to the Board of Directors for approval the compensation packages for all executive officers of the Company, including the executive officers named in the Summary Compensation Table below (the “Named Executive Officers”).  The following table sets forth certain compensation information for the Named Executive Officers for the fiscal years ended December 31, 2011 and December 25, 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(17)		Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
Terry McDaniel(1)	2010	416,685	153,900	83,353	(11)	—	—	—	30,620	(5)	684,558
	2011	434,518	107,742	68,639	(12)	—	—	—	30,748	(6)	641,647

Steve Weinberger(2)	2010	276,538	87,585	34,730	(13)	—	—	—	35,966	(7)	434,819
	2011	287,063	55,238	26,966	(14)	—	—	—	34,824	(8)	404,091

Richard Suchenski(3)	2010	145,354	11,928	16,060	(15)	1,774	—	—	66,889	(9)	242,005
	2011	285,115	56,105	20,655	(16)	—	—	—	25,196	(10)	387,071

(1)	Mr. McDaniel has served as Chief Executive Officer since May 2008.

(2)	Mr. Weinberger has served as Chief Financial Officer since August 2006.

(3)	Mr. Suchenski has served as Senior Vice President of Sales & Marketing since June 2010.

(4)

Represents the value of options granted during the relevant year to purchase shares of common stock. Refer to Note 1 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, for a discussion of the relevant assumptions used in calculating the recognized compensation expense and grant-date fair value pursuant to FASB ASC Topic 718.

(5)

Represents an automobile allowance of $12,000, NQDC Company matching payments of $-0-, $13,500 of health insurance benefits, $276 of life insurance benefits and $4,844 of disability insurance benefits paid on behalf of Mr. McDaniel

(6)

Represents an automobile allowance of $12,000, NQDC Company matching payments of $-0-, $13,500 of health insurance benefits, $215 of life insurance benefits and $5,033 of disability insurance benefits paid on behalf of Mr. McDaniel

(7)

Represents an automobile allowance of $12,000, NQDC Company matching payments of $-0-, $13,500 of health insurance benefits, $516 of life insurance benefits and $9,950 of disability insurance benefits paid on behalf of Mr. Weinberger.

(8)

Represents an automobile allowance of $12,000, NQDC Company matching payments of $-0-, $13,500 of health insurance benefits, $215 of life insurance benefits and $9,109 of disability insurance benefits paid on behalf of Mr. Weinberger.

(9)

Represents an automobile allowance of $5,607, NQDC Company matching payments of $-0-, $6,750 of health insurance benefits, $180 of life insurance benefits, $420 of disability insurance benefits, and $53,932 in taxable relocation expense paid on behalf of Mr. Suchenski.

(10)

Represents an automobile allowance of $10,800, NQDC Company matching payments of $-0-, $13,500 of health insurance benefits, $215 of life insurance benefits and $681 of disability insurance benefits paid on behalf of Mr. Suchenski.

(11)	On May 20, 2010, the Company issued to its Chief Executive Officer 120,000 shares of restricted stock under the Company’s 2005 Equity Incentive Plan, subject to performance vesting over three years.

(12)	On May 20, 2011, the Company issued to its Chief Executive Officer 84,000 shares of restricted stock under the Company’s 2005 Equity Incentive Plan, subject to performance vesting over three years.

(13)	On May 20, 2010, the Company issued to its Chief Financial Officer 50,000 shares of restricted stock under the company’s 2005 Equity Incentive Plan, subject to performance vesting over three years.

(14)	On May 20, 2011, the Company issued to its Chief Financial Officer 33,000 shares of restricted stock under the company’s 2005 Equity Incentive Plan, subject to performance vesting over three years.

(15)

On June 21, 2010, the Company issued to its Senior Vice President of Sales and Marketing 30,000 shares of restricted stock under the Company’s 2005 Equity Incentive Plan, subject to performance vesting over three years.

(16)

On May 20, 2011, the Company issued to its Senior Vice President of Sales and Marketing 25,000 shares of restricted stock under the Company’s 2005 Equity Incentive Plan, subject to performance vesting over three years.

(17)

Refer to Note 1 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, for a discussion of the relevant assumptions used in calculating the recognized compensation expense.

The following table sets forth certain information concerning outstanding option and stock awards to the Named Executive Officers as at December 31, 2011:

Outstanding Equity Awards

at Fiscal Year-End

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock — Unvested		Market Value of Shares or Units of Stock — Unvested ($) (7)

Terry McDaniel	40,000	—		$2.69	2/23/12	17,334	(3)	64,829
	200,000	—		$1.94	5/7/13	120,000	(4)	448,800
	58,800	39,200	(1)	$1.70	12/6/18	84,000	(6)	314,160

Steve Weinberger	40,000	—		$2.69	2/23/12	12,334	(3)	46,129
	150,000	—		$1.94	5/7/13	50,000	(4)	187,000
	56,400	37,600	(1)	$1.70	12/6/18	33,000	(6)	123,420

Richard Suchenski	3,000	12,000	(2)	$3.12	6/21/20	30,000	(5)	112,200
						25,000	(6)	93,500

(1)           Options Award granted on December 8, 2008, with five year vesting in equal annual installments and a life of 10 years.

(2)           Options Award granted on June 21, 2010, with five year vesting in equal annual installments and a life of 10 years.

(3)           Restricted Shares granted on June 1, 2009, with three year time vest in equal annual installments.

(4)           Performance Shares granted on May 20, 2010, with performance vesting over three years.

(5)           Performance Shares granted on June 21, 2010, with performance vesting over three years.

(6)           Performance Shares granted on May 20, 2011, with performance vesting over three years.

(7)                                 Market Value of unvested shares is calculated with the closing market price of the Company’s common stock on the NASDAQ Global Market, which was $3.74 per share on December 31, 2011, the Company’s fiscal year end.

Equity Incentive Plan Approved by Stockholders

As of December 31, 2011, the only compensation plan of the Company approved by the stockholders is the Company’s 2005 Equity Incentive Plan (as amended, the “2005 Plan”).  The 2005 Plan was approved at our 2005 Annual Meeting of Shareholders and initially reserved for issuance 410,518 shares of Common Stock, which was the number of reserved but unissued shares available for issuance under the Company’s prior 1995 Stock Option Plan.  The number of shares of Common Stock reserved for issuance under the 2005 Plan has been increased since 2005 to a total of 2,710,518 as of the date of this filing, pursuant to a series of amendments to the 2005 Plan approved by our shareholders.  Shares issuable pursuant to awards granted under the 2005 Plan that: (a) are subject to issuance upon exercise of an option but cease to be subject to such option for any reason other than exercise of such option; (b) are subject to an award but prior to issuance are released from, or reacquired by the Company pursuant to, the terms of such award; or (c) are subject to an award that otherwise terminates without shares being issued; are again available for grant and issuance in connection with any future awards under the 2005 Plan.  In addition, shares that are withheld by the Company and not issued in order to pay for shares purchased pursuant to an award under the 2005 Plan, or any withholding taxes due upon issuance of an award or shares thereunder, are not deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2005 Plan and such shares are again available for grant and issuance in connection with any future awards under the 2005 Plan, other than an award that includes Incentive Stock Options.  All of the options and stock awards listed in the table above were granted pursuant to the 2005 Plan. The 2005 Plan expires in May 2015, and awards granted under the 2005 Plan include non-qualified stock options, incentive stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and stock-reference awards.

The following table sets forth information as of December 31, 2011 with respect to compensation plans under which shares of Common Stock of the Company are authorized for issuance:

Securities Authorized for Issuance Under Equity Compensation Plans

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders	1,786,500	$2.52	958,813	(1)

(1)           As of December 31, 2011, there were 493,892 shares of Common Stock available for any Awards under the 2005 Plan, plus 464,921 shares of Common Stock available for any Awards under the 2005 Plan other than Incentive Stock Options.

Retirement Benefits

The Company does not have a pension plan.

Non—Qualified Deferred Compensation

On January 18, 2007, the Compensation Committee of our Board of Directors adopted the Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”), effective January 1, 2007.

The Deferred Compensation Plan is a non-qualified deferred compensation plan that allows certain individuals designated by the Company from a select group of management or highly compensated service providers to defer a portion of their salary and bonus under the Deferred Compensation Plan (“Compensation Deferrals”).  Compensation Deferrals under the Plan represent obligations of the Company to pay participants certain compensation amounts that the participants have elected to defer.  The Deferred Compensation Plan is intended to provide participants with the ability to defer income that would otherwise be payable to them for tax planning purposes.  The Compensation Deferrals are payable in cash and generally will be paid in either a lump sum or in annual installments over a certain term upon retirement or in a lump sum upon death or other termination of service, according to the Deferred Compensation Plan.

Subject to the terms and conditions of the Deferred Compensation Plan, each participant may specify one or more investment funds or benchmarks made available by the Plan Administrator in which their deferrals shall be deemed to be invested, and each participant’s deferral account will be adjusted periodically in accordance with the procedures adopted by the Plan Administrator to reflect such deemed investments.  A participant’s deferral account will be 100% vested at all times.

The obligation to pay the vested balance of each Deferred Compensation Plan participant’s account shall at all times be an unfunded and unsecured obligation of the Company.  Benefits are payable solely from the Company’s general funds and are subject to the risk of corporate insolvency.  Participants will not have any interest in any particular assets of the Company by reason of any obligation created under the Deferred Compensation Plan.  A participant’s right to Compensation Deferrals cannot be transferred, assigned, pledged or encumbered.

Potential Payments Upon Termination or Change in Control

Our executive officers are eligible to receive certain benefits in the event their employment is terminated (1) by the Company without cause, (2) upon their retirement, disability or death or (3) in certain circumstances following a change in control.  The amount of benefits will vary based on the reason for the termination.

The following sections present calculations as of December 31, 2011 of the estimated benefits our executive officers would receive in each of these situations.  Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount an executive would receive if an eligible termination event were to occur.

In addition to the amounts disclosed in the following sections, each executive officer would retain the amounts which he has earned or accrued over the course of his employment prior to the termination event, such as the executive’s balances under our Deferred Compensation Plan, our 401(k) plan and previously vested stock options.

Severance Benefits

If the employment of an executive is terminated without cause, then he or she will be entitled to receive benefits under his or her employment agreement.  Benefits are not available if an executive is terminated for cause.  Messrs. McDaniel, Weinberger and Suchenski have severance benefits in their respective employment agreements.  The following table sets forth the benefits payable to our Named Executive Officers as severance, assuming termination on March 26, 2012.

Name	Salary ($)	Bonus(1)	Options ($)	Restricted Stock ($)(2)	Health Benefits ($)	Auto Allowance ($)	Outplacement ($)	Total ($)
Terry McDaniel	217,259	—	—	—	—	6,000	9,000	232,259
Steve Weinberger	143,531	—	—	—	—	6,000	9,000	158,531
Richard Suchenski	118,797	—	—	—	5,625	4,500	—	128,922

(1)                                Each Named Executive Officer would be entitled to any applicable prorated bonus.  Because bonuses are performance based, we are unable to reasonably estimate these amounts.

(2)                                Messrs. McDaniel, Weinberger and Suchenski hold 204,000, 83,000 and 55,000 Performance Shares, respectively, which vest over three years based on achievement of cumulative Board-approved EBITDA targets.  If the executive’s employment is terminated without cause, or if the executive resigns for good reason, then a portion of the Performance Shares vest based on the level of performance for the completed fiscal years prior to termination.  If the Executive’s employment ends for any other reasons, then Performance Shares do not vest and are automatically forfeited.  Because vesting of Performance Shares is performance based, we are unable to reasonably estimate these amounts.

Payments Triggered Upon a Change in Control

The following table sets forth the value of the payments to which each Named Executive Officer would be entitled as of December 31, 2011 in the event of a change in control of the Company.

Name	Salary ($)(1)	Bonus(2)	Auto Allowance ($)	Stock Options ($)(3)	Restricted Stock ($)(4)	Outplacement ($)	Total ($)
Terry McDaniel	434,518	—	—	79,968	—	9,000	523,486
Steve Weinberger	287,083	—	—	76,704	—	9,000	372,787
Richard Suchenski	142,557	—	—	7,440	—	—	149,997

(1)                                 Assumes that the executive’s employment is terminated for “good reason” as defined in his employment agreement, within specified time periods before or after the change in control.

(2)                                 Each Named Executive Officer would be entitled to any applicable prorated bonus.  Because bonuses are performance based, we are unable to reasonably estimate these amounts.

(3)                                 Vesting of all unvested options automatically accelerates upon a change in control.  The dollar values indicated are based on the closing price of the shares on the Nasdaq Global Market on December 31, 2011.

(4)                                 Upon a change in control, all Performance Shares are eligible for immediate vesting proportionately based upon the cumulative performance for the most recently completed fiscal year during the period, except to the extent that vesting would constitute an excess parachute payment under Internal Revenue Code Section 280G.  Because vesting of Performance Shares is performance based, we are unable to reasonably estimate these amounts.

Employment Agreements

Terry McDaniel

The Company entered into an executive employment agreement with Mr. McDaniel on April 17, 2006, employing him as Chief Operating Officer, which agreement was amended on May 8, 2008 when Mr. McDaniel took over as Chief Executive Officer.  Pursuant to the terms of this agreement, Mr. McDaniel is an “at will” employee.  Under the terms of his employment agreement, Mr. McDaniel receives an annual base salary of $404,246, a $60,000 relocation allowance, eligibility for bonus as determined by the Board of Directors (or its Compensation Committee) in its discretion, an auto allowance of $1,000 per month, and, to the extent eligible thereunder, will be included in the Company’s plans that provide benefits to executive employees, including, medical, dental, vision, disability, life insurance, 401(k) plan, sick days, vacation and holidays.  Mr. McDaniel is also eligible to participate in all non-qualified deferred compensation and similar compensation, bonus and stock plans offered, sponsored or established by the Company on substantially the same or a more favorable basis as any other employee of the Company.

In the event that Mr. McDaniel’s employment is terminated by the Company for cause or Mr. McDaniel resigns, Mr. McDaniel will be entitled to receive his then current base salary through the date his employment is terminated, but no other compensation of any kind.  In the event Mr. McDaniel’s employment is terminated by the Company without cause, he will be entitled to receive as severance his then current base salary and monthly car allowance for the six-month period following his termination, up to $9,000 for outplacement services and, to the extent that Mr. McDaniel lists the sale of his residence with a licensed real estate broker during such 6-month period and completes the sale of such residence during the 12-month period following expiration of such 6-month period at a sale price less than the amount Mr. McDaniel initially paid for such residence (net of real estate commissions and other closing costs), the Company shall reimburse Mr. McDaniel for such loss in a lump sum payment up to a maximum of $96,250.  In the event of a Change in Control (as defined in his employment agreement), if Mr. McDaniel’s employment is terminated by his resignation within twelve months following such Change in Control, he shall be entitled to receive the outplacement services described above, and if his employment is terminated for “good reason” as defined in his employment agreement, within specified time periods before or after a Change in Control, he shall be entitled to receive a lump sum amount equal to his then current annual base salary.

Mr. McDaniel’s employment agreement includes non-competition and non-solicitation provisions which will end one year after Mr. McDaniel’s employment ends and confidentiality provisions that continue indefinitely.

Steve Weinberger

The Company entered into an executive employment agreement with Mr. Weinberger on July 27, 2006, employing him as Chief Financial Officer, which agreement was amended on May 8, 2008.  Pursuant to the terms of this agreement, Mr. Weinberger is an “at will” employee.  Under the terms of his employment agreement, Mr. Weinberger receives an annual base salary of $270,300, a $60,000 relocation allowance, eligibility for bonus as determined by the Board of Directors (or its Compensation Committee) in its discretion, an auto allowance of $1,000 per month, and, to the extent eligible thereunder, will be included in the Company’s plans that provide benefits to executive employees, including, medical, dental, vision, disability, life insurance, 401(k) plan, sick days, vacation and holidays.  Mr. Weinberger is also eligible to participate in all non-qualified deferred compensation and similar compensation, bonus and stock plans offered, sponsored or established by the Company on substantially the same or a more favorable basis as any other employee of the Company.

In the event that Mr. Weinberger’s employment is terminated by the Company for cause or Mr. Weinberger resigns, Mr. Weinberger will be entitled to receive his then current base salary through the date his employment is terminated, but no other compensation of any kind.  In the event Mr. Weinberger’s employment is terminated by the Company without cause, he will be entitled to receive as severance his then current base salary and monthly car allowance for the six-month period following his termination, up to $9,000 for outplacement services and, to the extent that Mr. Weinberger lists the sale of his residence with a licensed real estate broker during such 6-month period and completes the sale of such residence during the 12-month period following expiration of such 6-month period at a sale price less than the amount Mr. Weinberger initially paid for such residence (net of real estate commissions and other closing costs), the Company shall reimburse Mr. Weinberger for such loss in a lump sum payment up to a maximum of $66,250.  In the event of a Change in Control (as defined in his employment agreement), if Mr. Weinberger’s employment is terminated by his resignation within twelve months following such Change in Control, he shall be entitled to receive the outplacement services described above, and if his employment is terminated for “good reason” as defined in his employment agreement, within specified time periods before or after a Change in Control, he shall be entitled to receive a lump sum amount equal to his then current annual base salary.

Mr. Weinberger’s employment agreement includes non-competition and non-solicitation provisions which will end one year after Mr. Weinberger’s employment ends and confidentiality provisions that continue indefinitely.

Richard Suchenski

The Company entered into an executive employment agreement with Mr. Suchenski on June 21, 2010, employing him as Senior Vice President of Sales and Marketing.  Pursuant to the terms of this agreement, Mr. Suchenski is an “at will” employee.  Under the terms of his employment agreement, Mr. Suchenski receives an annual base salary of $280,000, a $70,000 relocation allowance, eligibility for bonus as determined by the Board of Directors (or its Compensation Committee) in its discretion, an auto allowance of $900 per month, and, to the extent eligible thereunder, will be included in the Company’s plans that provide benefits to executive employees, including, medical, dental, vision, disability, life insurance, 401(k) plan, sick days, vacation and holidays.  Mr. Suchenski is also eligible to participate in all non-qualified deferred compensation and similar compensation, bonus and stock plans offered, sponsored or established by the Company on substantially the same or a more favorable basis as any other employee of the Company.

In the event that Mr. Suchenski’s employment is terminated by the Company for cause or Mr. Suchenski resigns, Mr. Suchenski will be entitled to receive his then current base salary through the date his employment is terminated, but no other compensation of any kind.  In the event Mr. Suchenski’s employment is terminated by the Company without cause, he will be entitled to receive as severance his then current base salary, monthly car allowance and continuation of health benefits for the five month period following his termination.  In the event of a Change in Control (as defined in his employment agreement), if Mr. Suchenski’s employment is terminated for “good reason” as defined in his employment agreement, within specified time periods before or after a Change in Control, he shall be entitled to receive a lump sum amount equal to 50% of his then current annual base salary.

Mr. Suchenski’s employment agreement includes non-competition and non-solicitation provisions which will end one year after Mr. Suchenski’s employment ends and confidentiality provisions that continue indefinitely.

EXECUTIVE OFFICERS

The Board of Directors has appointed the following Company executive officers. Certain information concerning the Company’s executive officers is set forth below, except that information concerning Mr. McDaniel, the Company’s Chief Executive Officer, is set forth above under “Proposal 1—Election of Directors.”

Steve Weinberger, age 60, has served as Chief Financial Officer since August 2006.  From July 2004 to July 2006, Mr. Weinberger was Chief Financial Officer for Fiera Foods Co.  From 1999 to 2003, Mr. Weinberger was Senior Vice President of Finance at Canada Bread Company.  From 1979 to 1999, Mr. Weinberger was employed at Nabisco Canada, where he last served as Senior Vice President of Finance of the Christie Brown & Company division.  Mr. Weinberger received his honors Bachelor of Arts degree and MBA from York University.

Richard Suchenski, age 53, has served as Senior Vice President — Sales and Marketing since June 2010.  From August 2008 to May 2010 he served as General Manager for the Fruit2O division of the Sunny Delight Corporation.  From August 2005 to July 2008 he served as President and Chief Operating Officer for The Republic of Tea.  Mr. Suchenski began his career at Procter and Gamble where he held various roles of added responsibility in Sales, and then spent six years at Frito Lay where he moved into General Management as a Region Vice President.  Mr. Suchenski received his Bachelor of Arts degree from Missouri State University.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases a farming, processing and storage facility located on approximately 696 acres of land in Whatcom County, Washington from the Uptrail Group LLC, a limited liability company controlled by the former owners of Rader Farms, including Brad Rader, an officer of the Company.  The ground lease extends through May 17, 2017, and the lease payment is $43,500 per month.  The Company has a right of first offer prior to any sale of the leased premises during the term, and an option to purchase all or a portion of the premises until 90 days prior to expiration of the term.

Policy on Review of Related Person Transactions

It is the policy of the Board of Directors that all related party transactions must be approved by a majority of the disinterested members of the Board of Directors.  A related party transaction may not be approved by a single director.  For purposes of the policy, the term “related party transaction” means any transaction that is required to be disclosed in the Company’s proxy statements or other filings with the SEC pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 and any material “conflict of interest” transaction with a director.

* * * * *

PROPOSAL 2 — RATIFICATION OF SELECTION OF
MOSS ADAMS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected Moss Adams LLP as independent public accountants to audit our consolidated financial statements for the 2012 fiscal year, ending December 29, 2012. This selection is being presented to the stockholders for their ratification at the Annual Meeting. Moss Adams LLP has served as our independent certified public accountants and has audited our consolidated financial statements since July 15, 2008. Representatives of Moss Adams LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.  Stockholder ratification of the selection of Moss Adams LLP as our independent public accountants is not required by our Bylaws or otherwise. We are submitting the selection of Moss Adams to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection of Moss Adams LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
VOTE FOR RATIFICATION OF THE SELECTION OF
MOSS ADAMS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

* * * * *

INDEPENDENT AUDITORS

Principal Accountant Fees and Services

The following table itemizes fees billed to the Company by Moss Adams for fiscal years 2010 and 2011:

	2010	2011
	MossAdams	MossAdams
Audit Fees (includes quarterly review procedures)	$201,926	$194,570
Audit Related Fees (Fees related to the review of Form S-8 in 2011 and other audit items)	—	7,105

All of the services described under the captions Audit Related Fees were approved by the Audit Committee pursuant to Item 2-01(c)(7)(i)(C) of Regulation S-X.  Audit Committee approval is required before an accountant is engaged to render audit or non-audit services unless (a) the engagement is entered into pursuant to detailed pre-approval policies established by the Audit Committee and such policies do not include delegation of the committee’s responsibilities to management or (b) the engagement is with respect to services other than audit, review or attest services and they aggregate less than 5% of the total paid to the accountant during the fiscal year, such services were not recognized by the Company at the time of the engagement to be non-audit and such services are promptly brought to committee’s attention and approved prior to completion of the audit.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representation that no other reports were required, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy material in connection with the 2013 Annual Meeting of Stockholders, the proposal must be on matters appropriate for stockholder action, in proper form and otherwise consistent with the rules and regulations under the Exchange Act and the Company’s Bylaws, and received by the Secretary of the Company on or before December 15, 2012.  Proposals should be directed to the Company’s Secretary, Inventure Foods, Inc., 5415 East High Street, Suite 350, Phoenix, Arizona 85054.

OTHER BUSINESS

The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting.  However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his judgment on such matters.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

The Company is required to provide an Annual Report to stockholders who receive this proxy statement.  The Company will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record.  Additional copies of the Annual Report, along with copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (not including documents incorporated by reference), are available without charge to stockholders upon written request to the Company:  Inventure Foods, Inc., Attention: Corporate Secretary, 5415 East High Street, Suite 350, Phoenix, Arizona 85054.  You may review the Company’s filings with the Securities and Exchange Commission by visiting the Company’s website at www.inventurefoods.com.

* * * * *

ANNUAL MEETING OF STOCKHOLDERS OF

INVENTURE FOODS, INC.

May 16, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Company’s Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy and 2011 Annual Report

are available at www.inventurefoods.com by choosing “Investor Relations” and then the “Annual Report and Proxy” links.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

 Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE RATIFICATION OF SELECTION OF MOSS ADAMS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:

☐	FOR ALL NOMINEES	☐	Ashton D. Asensio
		☐	Macon Bryce Edmonson
☐	WITHHOLD AUTHORITY	☐	Mark S. Howells
	FOR ALL NOMINEES	☐	Ronald C. Kesselman
		☐	Larry R. Polhill
☐	FOR ALL EXCEPT	☐	Itzhak Reichman
	(See instructions below)	☐	Terry McDaniel

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ☒

		FOR	AGAINST	ABSTAIN
2.	Ratify selection of Moss Adams LLP as independent public accountants.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

INVENTURE FOODS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Terry McDaniel and Steve Weinberger, and each of them, with full power of substitution, as proxies of the undersigned to vote all shares of Common Stock, par value $.01 per share, of Inventure Foods, Inc. (the “Company”) held of record by the undersigned on March 26, 2012, at an Annual Meeting of Stockholders of the Company to be held on May 16, 2012 or any adjournments or postponements thereof (the “Annual Meeting”), on the matters set forth on the reverse side of this Proxy, and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting. This Proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein.  If no direction is made, this Proxy will be voted FOR All Nominees in the Election of Directors and FOR the Ratification of Moss Adams LLP as Independent Public Accountants.

(Continued and to be signed on the reverse side)